EXHIBIT 21



                          SUBSIDIARY OF THE REGISTRANT
                      (Upon the completion of Transaction)



                                                            Percentage of        State of Incorporation
       Parent                       Subsidiary                Ownership              or Organization
       ------                       ----------                ---------              ---------------
Adirondack Financial         Gloversville Federal Savings        100%                    Federal
Services Bancorp, Inc.       and Loan Association


       It is contemplated that the financial statements of the Registrant will be consolidated with its subsidiary.